UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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GRAYMARK HEALTHCARE, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder:

You are cordially invited to attend a Special Meeting of Shareholders of Graymark Healthcare, Inc. (the “Special Meeting”) to be held in the Conference Room located at One Leadership Square, North Tower, 211 North Robinson, Suite 255, Oklahoma City, Oklahoma 73102 on November 5, 2012 at 9:30 a.m., central standard time. The official Notice of Special Meeting, together with a proxy statement and form of proxy, are enclosed.

The matter to be considered at the Special Meeting is an amendment to Graymark Healthcare, Inc.’s restated certificate of incorporation to effect a reverse stock split of its issued and outstanding common stock in one of ten ratios, namely 1-for-2, 1-for-3, 1-for-4, 1-for-5, 1-for-6, 1-for-7, 1-for-8, 1-for-9, or 1-for-10 shares. The Board of Directors of Graymark Healthcare, Inc. urges your careful consideration of the matters to be presented at the Special Meeting.

We invite all shareholders to attend the meeting in person. If you cannot be present, you may vote by mailing the enclosed proxy card or by other methods made available by your bank, broker or nominee. Voting by written proxy will ensure your representation at the Special Meeting if you choose not to attend in person. Please review the instructions on the proxy card or the information forwarded by your bank, broker or nominee concerning your voting options. Shareholders attending the Special Meeting may vote in person even if they have returned a proxy.

Sincerely,

Jamie E. Hopping

Chairman of the Board of Directors

Oklahoma City, Oklahoma

October 9, 2012

Graymark Healthcare, Inc.

204 N. Robinson, Suite 400, Oklahoma City, Oklahoma 73102

405-601-5300 p • 405-601-4450 f • www.graymarkhealthcare.com

GRAYMARK HEALTHCARE, INC.

204 N. Robinson, Suite 400

Oklahoma City, Oklahoma 73102

Telephone: (405) 601-5300

NOTICE OF SPECIAL MEETING

To be held on November 5, 2012

TO OUR SHAREHOLDERS:

Graymark Healthcare, Inc., an Oklahoma corporation, will hold a special meeting of its shareholders (the “Special Meeting”) in the Conference Room located at One Leadership Square, North Tower, 211 North Robinson, Suite 255, Oklahoma City, Oklahoma 73102, commencing at 9:30 a.m., central standard time, on November 5, 2012, for the following purposes:

1.	To approve an amendment to Graymark Healthcare, Inc.’s Restated Certificate of Incorporation to effect a reverse stock split of its common stock at a ratio, to be determined by the Board of Directors, in the range of 1-for-2 to 1-for-10 shares; and

2.	To consider and act upon such other business that may properly come before the Special Meeting or any adjournment or postponement thereof.

Shareholders of record at the close of business on October 4, 2012, are entitled to receive notice of and to vote at the Special Meeting.

The Board of Directors unanimously recommends that you vote FOR the above proposals.

Your attendance or proxy is important to assure a quorum at the Special Meeting. Shareholders who do not expect to attend the Special Meeting in person are requested to complete and return the enclosed proxy, using the envelope provided, which requires no postage if mailed from within the United States. Any person giving a proxy has the power to revoke it at any time prior to its exercise and, if present at the Special Meeting, may withdraw it and vote in person. Attendance at the Special Meeting is limited to Graymark Healthcare shareholders, their proxies and invited guests. All shareholders are cordially invited to attend the Special Meeting.

BY ORDER OF THE BOARD OF DIRECTORS:

Mark R. Kidd, Secretary

Oklahoma City, Oklahoma

October 9, 2012

GRAYMARK HEALTHCARE, INC.

204 N. Robinson, Suite 400

Oklahoma City, Oklahoma 73102

Telephone: (405) 601-5300

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 5, 2012

This Proxy Statement is being furnished to the shareholders of Graymark Healthcare, Inc. (“Graymark,” “Graymark Healthcare” or the “Company”) in connection with a special meeting of the shareholders of Graymark Healthcare, Inc. (the “Special Meeting”) to be held in the Conference Room located at One Leadership Square, North Tower, 211 North Robinson, Suite 255, Oklahoma City, Oklahoma 73102, at 9:30 a.m., central standard time, on November 5, 2012, and any adjournment or postponement of the Special Meeting. Proxies in the form included with this Proxy Statement are solicited by the Company’s Board of Directors. This Proxy Statement and the accompanying Notice of Special Meeting of Shareholders and proxy will be first sent or given on or about October 9, 2012. If you require directions to the location of the Special Meeting, please telephone (405) 601-5300.

The shareholders entitled to vote at the Special Meeting are the holders of record, at the close of business on October 4, 2012 (the “Record Date”). As of the Record Date, 15,195,634 shares of common stock were issued and outstanding. Each holder of a share of common stock outstanding on the Record Date will be entitled to one vote for each share held on each matter presented at the Special Meeting.

Voting

The persons named as attorneys-in-fact in the proxy, Stanton Nelson and Mark Kidd, were selected by the Board of Directors. If the accompanying proxy is properly executed and returned, the shares of common stock represented by the proxy will be voted at the Special Meeting. If you indicate on the proxy a choice with respect to any matter to be voted on, your shares will be voted in accordance with your choice. If no choice is indicated, your shares of common stock will be voted FOR an amendment to Graymark Healthcare’s Restated Certificate of Incorporation to effect a reverse stock split of its common stock at a ratio, to be determined by the Board of Directors, in the range of 1-for-2 to 1-for-10 (the “Reverse Stock Split”). In addition, your shares will also be considered and voted upon such other business that may properly come before the Special Meeting or any adjournment or postponement thereof. Our Board of Directors knows of no business that will be presented for consideration at the Special Meeting other than matters described in this Proxy Statement.

Except where otherwise provided by statute or by our organizational documents, the representation, in person or by proxy, of at least one third of the outstanding shares of common stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business. Shares represented by proxies which contain one or more abstentions or broker “non-votes,” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Special Meeting. A “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner votes on a proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Absent instructions from the beneficial owner of shares held in a brokerage account or by a nominee, a broker or nominee is not entitled to vote shares held for beneficial holders on any proposal being presented at the Special Meeting. Therefore, to ensure your vote is counted, please instruct your bank or broker to vote your shares.

Neither the corporate laws of Oklahoma, the state in which we are incorporated, nor our Restated Certificate of Incorporation or Amended and Restated Bylaws have any provisions regarding the treatment of abstentions and broker non-votes. Accordingly, (i) abstentions and broker non-votes are counted for purposes of determining the presence of a quorum at the Special Meeting, (ii) abstentions are treated as votes not cast but as shares represented at the Special Meeting for purposes of determining results on actions requiring a majority vote, and (iii) broker non-votes are treated as votes not cast and are not considered shares represented at the Special Meeting for purposes of determining results on actions taken at the Special Meeting.

Revocation of Proxies

Once given, you may revoke the proxy by:

•	giving written notice of revocation to our Secretary at any time before your proxy is voted,

•	executing another valid proxy bearing a later date and delivering this proxy to our Secretary prior to or at the Special Meeting, or

•	attending the Special Meeting and voting in person.

Vote Required

The affirmative vote of a majority of the issued and outstanding shares of our common stock is required to approve the Amendment to effect the Reverse Stock Split. The Board knows of no other matters to be presented at the Special Meeting. If any other matter should be presented at the Special Meeting upon which a vote may properly be taken, the affirmative vote of the majority of shares voted at the Special Meeting is required for approval, unless otherwise required by law or our Restated Certificate of Incorporation or Amended and Restated Bylaws.

Methods of Voting

You may vote by mail, by telephone, over the internet or in person at the Special Meeting.

Voting by Mail. By signing and returning the proxy card in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Special Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. Please sign and return your proxy card to ensure that all of your shares are voted.

Voting by Telephone. To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card.

Voting Over the Internet. You may be eligible to vote over the internet. If your proxy card includes instructions on voting over the internet, please follow those instructions. If you vote over the internet, you do not need to complete and mail your proxy card.

Voting in Person at the Special Meeting. If you plan to attend the Special Meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the shareholder of record and you have the right to vote in person at the Special Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the meeting, you will need to bring to the meeting a legal proxy from your broker or other nominee authorizing you to vote your beneficially owned shares.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be Held on November 5, 2012. This proxy statement and the form of proxy are available at www.edocumentview.com/GRMH.

PROPOSAL ONE

APPROVAL OF AMENDMENT TO THE COMPANY’S RESTATED

CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

The Company’s Board of Directors is seeking shareholder approval to give the Board authorization to amend the Company’s Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock (the “Reverse Stock Split”) in one of ten ratios, namely 1-for-2, 1-for-3, 1-for-4, 1-for-5, 1-for-6, 1-for-7, 1-for-8, 1-for-9, or 1-for-10 shares, with the final ratio to be determined by the Board following shareholder approval. If approved and the Board determines to implement the Reverse Stock Split, the Company would file an amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Oklahoma (the “Amendment”) to effect the Reverse Stock Split without further approval of our shareholders. For the reasons described below, the Board has determined that the Reverse Stock Split and Amendment are advisable and in the best interests of the Company and its shareholders. The full text of the proposed Amendment is attached as Annex A.

The Board is seeking approval of its shareholders to effect the Reverse Stock Split in order to give it the flexibility to take action to increase the price of our common stock sufficiently above the $1.00 minimum bid price required for continued listing of our common stock on The NASDAQ Capital Market and to sustain long term compliance with the listing requirements of The NASDAQ Stock Market (“NASDAQ”), as discussed below. The Board, in its sole discretion, may elect to abandon the Reverse Stock Split in its entirety even if our shareholders approve the Reverse Stock Split.

The principal effect of the Reverse Stock Split would be to decrease the number of outstanding shares of our common stock and correspondingly increase the per share price of our common stock. Except for de minimis adjustments that may result from the treatment of fractional shares as described below, the Reverse Stock Split will not have any dilutive effect on our shareholders since each shareholder would hold the same percentage of our common stock outstanding immediately following the Reverse Stock Split as such shareholder held immediately prior to the Reverse Stock Split. The relative voting and other rights that accompany the shares of common stock would not be affected by the Reverse Stock Split.

Although the Reverse Stock Split will not have any dilutive effect on our shareholders, the proportion of shares owned by our shareholders relative to the number of shares authorized for issuance will decrease because the proposed Amendment maintains the current authorized number of shares of common stock at 500,000,000. The remaining authorized shares may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and expanding the Company’s business or product lines through the acquisition of other businesses or products. In order to support the Company’s projected need for additional equity capital and to provide flexibility to raise the capital necessary to finance ongoing operations, the Board of Directors believes the number of shares of Common Stock the Company is authorized to issue should be maintained at 500,000,000.

The Company expects it will need to raise additional capital in order to improve the Company’s financial condition. This Proxy Statement is not an offer to sell or the solicitation of an offer to buy the Company’s securities issuable in any capital raising transaction. Offers and sales of securities issuable in any capital raising transaction will only be made by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and applicable state securities laws, on the terms and subject to the conditions set forth in such prospectus or pursuant to a private placement transaction pursuant to an exemption from the registration requirements of the Securities Act.

The Reverse Stock Split is not part of a broader plan to take the Company private. If the Reverse Split is approved by the shareholders but is not subsequently implemented by the Board by December 31, 2012, then the proposed Amendment shall be deemed abandoned without any further effect.

Reasons for the Reverse Stock Split

The primary reason for proposing the Reverse Stock Split is to increase the per share market price of our common stock. Our common stock is currently listed on The NASDAQ Capital Market under the symbol “GRMH,” which we believe helps support and maintain stock liquidity and company recognition for our stockholders. As previously disclosed, on December 21, 2011, the Company received a letter from NASDAQ providing notice that, for the 30 consecutive trading days preceding such notice, the closing bid price per share of our common stock had been below the $1.00 minimum per share requirement for continued listing under NASDAQ Marketplace Rule 5550(a)(2). In accordance with NASDAQ Marketplace Rule 5810(c)(3)(A), the Corporation was provided 180 calendar days, or until June 18, 2012, to regain compliance by maintaining a closing bid price per share of $1.00 or higher for a minimum of 10 consecutive business days. Because the Company did not regain compliance with the minimum bid price requirement by that date, on June 19, 2012, the Company received a delisting determination letter from NASDAQ. The Company filed an appeal regarding the delisting determination letter and on July 26, 2012, the Company presented its proposed plan of compliance to a Nasdaq Hearings Panel (the “Panel”). At the Panel hearing, the Company made a commitment to effect a reverse stock split, if necessary, in order to regain compliance.

Following the hearing, NASDAQ informed the Company that it determined to allow the continued listing of the Company’s common stock provided it met certain conditions as outlined in the Company’s plan of compliance by specified dates, including closing the proposed acquisition of Foundation Surgery Affiliates, LLC and Foundation Surgical Hospital Affiliates, LLC, reporting shareholders’ equity in excess of $2.5 million, and evidencing a closing bid price of no less than $1.00 for a minimum of ten consecutive trading days on or before November 29, 2012.

Any delisting would adversely affect the market price of and liquidity of the trading market for our common stock, our ability to obtain financing for the continuation of our operations and could result in the loss of confidence by investors, suppliers and employees. In order to maintain our listing on NASDAQ, we must satisfy minimum financial and other requirements, including maintaining the minimum closing bid price requirement of at least $1.00 per share. As of October 4, 2012, the closing bid price of our common stock was $0.40.

By potentially increasing the market price of our common stock through the Reverse Stock Split, we would meet the conditions of the Panel for continued listing on NASDAQ and reduce the risk that our common stock will be delisted in the future. We believe that the liquidity and marketability of our common stock will be adversely affected if it is not quoted on a national securities exchange as investors can find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock. The Board of Directors believes that current and prospective investors will view an investment in our common stock more favorably if our common stock remains listed on The NASDAQ Capital Market.

The Board of Directors also believes that the Reverse Stock Split and any resulting increase in the per share price of our common stock should enhance the acceptability and marketability of our common stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our common stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our common stock.

If shareholders approve the Reverse Stock Split, in addition to the considerations noted above, the Board will consider other factors in evaluating whether or not to authorize the Reverse Stock Split and determining the appropriate split ratio various factors, including:

•	the negative perception of reverse stock splits held by some investors, analysts and other stock market participants;

•	the fact that the share price of some companies that have effected reverse stock splits, like the Company’s share price, has subsequently declined back to pre-reverse split levels;

•	the potential adverse effect on liquidity that might be caused by a reduced number of shares outstanding, and the costs associated with implementing a reverse stock split; and

•	the potential harm of being delisted from The NASDAQ Capital Market.

As noted above, even if stockholders approve the proposed Reverse Stock Split, the Company reserves the right not to effect the Reverse Stock Split if the Board does not deem it to be advisable and in the best interests of the Company and its shareholders.

We cannot assure you that the Reverse Stock Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Stock Split the market price of our common stock will increase proportionately to reflect the ratio for the Reverse Stock Split, that the market price of our common stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Stock Split, or that we will be able to maintain our listing on The NASDAQ Capital Market. Even if the Reverse Stock Split is approved and the Board determines to implement the Reverse Stock Split, our common stock may still be delisted if our common stock does not trade above the $1.00 minimum bid price requirement for at least ten consecutive trading days or if we do not meet the other conditions imposed by the Panel for continued listing of our common stock. As previously disclosed, we received a notice from NASDAQ that on August 16, 2012, that we are not in compliance with the continued listing standards for primary equity securities on The NASDAQ Capital Market because our stockholders’ equity was less than $2.5 million at June 30, 2012, and we did not meet the alternative standards of market value of listed securities or net income from continuing operations. While we believe our proposed plan of compliance will satisfactorily address the bid price and stockholders’ equity deficiencies once executed, we cannot guarantee that NASDAQ will ultimately determine that the Company has fully complied with the continued listing requirements.

If the shareholders do not approve the Reverse Stock Split, it is expected that NASDAQ would proceed with a delisting of our common stock, and that our common stock would instead be quoted and traded on the OTCQB market under the symbol “GRMH.”

Potential Disadvantages of a Reverse Stock Split

As noted above, the principal purpose of the Reverse Stock Split would be to help increase the per share market price of our common stock by up to factor of ten. We cannot assure you, however, that the Reverse Stock Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of common stock will increase the market price of our common stock, we cannot assure you that the Reverse Stock Split will increase the market price of our common stock by a multiple equal to the number of pre-split shares, or result in any permanent increase in the market price of our stock, which is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Stock Split, then the value of the Company as measured by our stock capitalization will be reduced, perhaps significantly.

The number of shares held by each individual shareholder would be reduced if the Reverse Stock Split is implemented. This will increase the number of shareholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to shareholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Stock Split could increase the transaction costs to existing shareholders in the event they wish to sell all or a portion of their position.

Although the Board of Directors believes that the decrease in the number of shares of our common stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the market price of our common stock could encourage interest in our common stock and possibly promote greater liquidity for our shareholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split. In addition, even if the Reverse Stock Split is implemented and we meet the minimum bid price requirement, our common stock may still be delisted if we are unable to satisfy the other requirements for continued listing or the conditions imposed by the Panel for continued listing of our common stock.

The Board of Directors has considered the potential harm to the Company of a delisting from The NASDAQ Capital Market and believes it is in the best interests of the Company and its shareholders to effect the Reverse Stock Split to satisfy the Panel’s condition for continued listing and to potentially sustain long term compliance with NASDAQ listing requirements, including the $1.00 minimum bid price requirement.

Authorized Shares

If and when the Board of Directors elects to effect the Reverse Stock Split, the Amendment will concurrently therewith maintain the authorized number of shares of the Company’s common stock at 500,000,000. Accordingly, there will be no reduction in the number of authorized shares of our common stock in proportion to the reverse stock split ratio. As a result, the proportion of shares owned by our shareholders relative to the number of shares authorized for issuance will decrease and additional authorized shares of common stock will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by our shareholders, except as required by applicable laws and regulations. Because our common stock is traded on The NASDAQ Capital Market, shareholder approval must be obtained, under applicable NASDAQ rules, prior to the issuance of shares for certain purposes, including the issuance of shares of the Company’s common stock equal to or greater than 20% of the Company’s then outstanding shares of common stock in connection with a private financing or an acquisition or merger, unless an exemption is available from such approval. Such an exemption would be available if our Audit Committee authorized the filing of an application with NASDAQ to waive the shareholder vote requirement if it believed the delay associated with securing such vote would seriously jeopardize the financial viability of the Company and NASDAQ granted the Company such an exemption.

Anti-Takeover and Dilutive Effects

The purpose of maintaining our authorized common stock at 500,000,000 after the Reverse Stock Split is to facilitate our ability to raise additional capital to support our operations, not to establish any barriers to a change of control or acquisition of the Company. Shares of common stock that are authorized but unissued provide our Board of Directors with flexibility to effect, among other transactions, public or private financings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by the Board of Directors, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Amendment would give our Board of Directors authority to issue additional shares from time to time without delay or further action by the shareholders except as may be required by applicable law or the NASDAQ rules. The Amendment is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company, nor does the Board of Directors have any present intent to use the authorized but unissued common stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

In addition, the issuance of additional shares of common stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding common stock, depending on the circumstances, and would likely dilute a shareholder’s percentage voting power in the Company. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Our Board of Directors intends to take these factors into account before authorizing any new issuance of shares.

Effects of the Reverse Stock Split

General

If approved by shareholders at the Special Meeting and if our Board of Directors concludes that it is in the best interests of the Company and its shareholders to effect the Reverse Stock Split, the Amendment will be filed with the Secretary of State of the State of Oklahoma. The actual timing of the filing of the Amendment with the Secretary of State of the State of Oklahoma to effect the Reverse Stock Split will be determined by the Board of Directors. Also, if for any reason the Board of Directors deems it advisable to do so, the Reverse Stock Split may be abandoned at any time prior to the filing of the Amendment, without further action by our shareholders. The text of the proposed Amendment is set forth in Annex A to this Proxy Statement. If and when effected by the Board, the Reverse Stock Split will be implemented by filing the Amendment with the Secretary of State of the State of Oklahoma, and the Amendment and Reverse Stock Split will be effective as of the date and time specified in the Amendment (the “Effective Time”).

Upon the filing of the Amendment, without further action on the part of the Company or the shareholders, the outstanding shares of common stock held by shareholders of record as of the Effective Time would be converted into a lesser number of shares of common stock based on a Reverse Stock Split ratio in the range of 1-for-2 to 1-for-10 shares, as determined by the Board of Directors. For example, if you presently hold 1,000 shares of our common stock, you would hold between 500 and 100 shares of our common stock following the Reverse Stock Split.

Effect on Outstanding Shares, Options and Certain Other Securities

If the Reverse Stock Split is implemented, the number of shares of our common stock owned by each shareholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our common stock owned by each shareholder will remain unchanged except for any de minimis change resulting from rounding up to the nearest number of whole shares so that the Company is not obligated to issue cash in lieu of any fractional shares that such shareholder would have received as a result of the Reverse Stock Split. The number of shares of our common stock that may be purchased upon exercise of outstanding warrants, options or other securities convertible into, or exercisable or exchangeable for, shares of our common stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the Effective Time.

The table below sets forth the number of shares of our common stock that would be (1) issued and outstanding; (2) authorized and reserved for issuance upon exercise of outstanding warrants, options and other securities convertible into our common stock; and (3) authorized and remaining available for future issuances, in each cash upon the implementation of the Reverse Stock Split at each ratio in the range from 1-for-2 to 1-for-10 based on our capitalization at October 4, 2012.

Reverse Stock Split Ratio	Total Shares of Common Stock Issued and Outstanding	Total Shares of Common Stock Authorized and Reserved for Issuance	Total Shares of Common Stock Authorized and Available for Future Issuances
Pre-Split	15,195,634	8,678,171	476,126,195
1-for-2	7,597,817	4,339,086	488,063,097
1-for-3	5,065,211	2,892,724	492,042,065
1-for-4	3,798,909	2,169,543	494,031,548
1-for-5	3,039,127	1,735,634	495,225,239
1-for-6	2,532,606	1,446,362	496,021,032
1-for-7	2,170,805	1,239,739	496,589,456
1-for-8	1,899,454	1,084,771	497,015,775
1-for-9	1,688,404	964,241	497,347,355
1-for-10	1,519,563	867,817	497,612,620

Effect on Registration and Stock Trading

Our common stock is currently registered under the Securities Act of 1933, as amended, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of our common stock. The Company presently does not intend to seek any change in its status as a reporting company for federal securities law purposes, either before or after the Reverse Stock Split.

If the proposed Reverse Stock Split is implemented, our common stock will continue to be reported on The NASDAQ Capital Market under the symbol “GRMH,” although the letter “D” will be added to the end of the trading symbol for a period of 20 trading days from the effective date of the Reverse Stock Split to indicate that the Reverse Stock Split has occurred.

Fractional Shares; Exchange of Shares

The Board of Directors does not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we do not expect to issue certificates representing fractional shares. Shareholders of record who would otherwise hold a fractional share because the number of shares of common stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio will be entitled to have their fractional share rounded up to the next whole number.

As of October 4, 2012, the Company had approximately 92 holders of record of the Company’s common stock (although the Company had significantly more beneficial holders). The Company does not expect the Reverse Stock Split and the rounding up of fractional shares to whole shares to result in a significant reduction in the number of record holders.

If the Reverse Stock Split is effected, shareholders who hold uncertificated shares (i.e., shares held in book-entry form and not represented by a physical certificate), either as direct or beneficial owners, will have their holdings electronically adjusted automatically by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. Shareholders who hold uncertificated shares as direct owners will be sent a statement of holding from our transfer agent that indicates the number of post-reverse split shares of our common stock owned in book-entry form. Shareholders holding certificated shares (i.e., shares represented by one or more physical stock certificates) will receive a transmittal letter from our transfer agent promptly after the effective time of the Reverse Stock Split. The transmittal letter will be accompanied by instructions specifying how shareholders holding certificated shares can exchange certificates representing the pre-reverse split shares of our common stock for a statement of holding.

Shareholders will not have to pay any service charges in connection with the exchange of their certificates. YOU SHOULD NOT DESTROY ANY PHYSICAL STOCK CERTIFICATES AND YOU SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL DIRECTED TO DO SO BY A TRANSMITTAL LETTER FROM OUR TRANSFER AGENT.

Accounting Consequences

As of the Effective Time, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our common stock outstanding.

Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular shareholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (a) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (b) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (c) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (“IRC”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

Each shareholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Stock Split.

U.S. Holders. The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized upon the Reverse Stock Split. Accordingly, the aggregate tax basis in the common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the common stock received should include the holding period for the common stock surrendered.

A U.S. holder who receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share of our common stock. Such capital gain or loss should be long term capital gain or loss if the U.S. holder’s holding period for our common stock surrendered exceeded one year at the Effective Time. The deductibility of net capital losses by individuals and corporations is subject to limitations.

U.S. Information Reporting and Backup Withholding. Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split in the case of certain U.S. holders. In addition, U.S. holders may be subject to a backup withholding tax (at the current applicable rate of 28%) on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-U.S. Holders. The discussion in this section is addressed to “non-U.S. holders.” A non-U.S. holder is a beneficial owner of our common stock who is a foreign corporation or a non-resident alien individual. Generally, non-U.S. holders will not recognize any gain or loss upon the Reverse Stock Split. In particular, gain or loss will not be recognized with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment in the United States), (b) with respect to non-U.S. holders who are individuals, such non-U.S. holders are present in the United States for less than 183 days in the taxable year of the Reverse Stock Split and other conditions are met, and (c) such non-U.S. holders comply with certain certification requirements.

In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed

Vote Required

The affirmative vote of a majority of the issued and outstanding shares of our common stock is required to approve the Amendment to effect the Reverse Stock Split.

Recommendation of Our Board of Directors

Our Board of Directors recommends a vote “FOR” this proposal to approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio to be determined by the Board of Directors between 1-for-2 to 1-for-10 shares. We will vote your proxy accordingly unless you specify a contrary choice.

OTHER BUSINESS TO BE BROUGHT BEFORE THE MEETING

Our Board of Directors knows of no business that will be presented for action at the Special Meeting other than that described in the Notice of Special Meeting of Shareholders and this Proxy Statement. If any other matters should be presented at the Special Meeting upon which a vote may properly be taken, the affirmative vote of the majority of shares voted at the Special Meeting is required for approval, unless otherwise required by law or our Restated Certificate of Incorporation or Amended and Restated Bylaws.

SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding the beneficial ownership of our common stock as of October 4, 2012, of (i) the only persons known by us to own beneficially more than 5% of our common stock, (ii) each of our current directors and named executive officers (as defined in Item 402(a)(3) of the Exchange Act) and (iii) all of our executive officers and directors as a group. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated in the applicable footnotes, subject to community property laws, where applicable. For purposes of the table, the number of shares and percent of ownership of outstanding common stock that the named person beneficially owns includes shares of common stock that such person has the right to acquire within 60 days following October 4, 2012 and are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the number of shares beneficially owned and percentage of outstanding common stock of any other person.

Name and Address of Beneficial Owner (1)	Shares Owned of Record	Rights to Acquire	Total Shares	Ownership Percent (2)
5% Shareholders
Special Situations Fund (3)	3,571,000	3,571,000	7,142,000	38.1%
Microcapital (4)	1,500,000	1,500,000	3,000,000	18.0%
Oliver Company Holdings, LLC (5)	2,188,284	431,035	2,619,319	16.8%
P. Mark Moore and related persons (6)	835,838	431,036	1,266,874	8.1%
TLW Securities LLC (7)	822,290	431,035	1,253,325	8.0%
Directors and Named Executive Officers
Lewis P. Zeidner (8)	719,000	—	719,000	4.7%
Stanton Nelson	779,052	3,750	782,802	5.2%
Jamie Hopping	—	175,000	175,000	1.1%
Joseph Harroz, Jr.	90,350	3,750	94,100	*
Scott Mueller	73,546	3,750	77,296	*
S. Edward Dakil, M.D.	63,393	3,750	67,143	*
Steven L. List	50,000	—	50,000	*
Grant A. Christianson	25,999	—	25,999	*
Edward M. Carriero, Jr (9)	72,000	72,000	144,000	*
Mark Kidd	20,000	3,750	23,750	*
Executive Officers and Directors as a group (8 individuals)	1,141,340	247,750	1,335,090	8.1%

*	Represents less than one percent (1%) of the outstanding shares of common stock.
(1)	Unless otherwise indicated, the business address of such person is 204 N. Robinson Avenue, Ste. 400, Oklahoma City, Oklahoma 73102.
(2)	Percentages are rounded to the nearest one-tenth of one percent, based upon 15,195,634 shares of common stock outstanding.

(3)	Based solely on a Schedule 13D filed June 24, 2011. Austin W. Marxe and David M. Greenhouse share sole voting and investment power over 1,071,000 shares of Common Stock and 1,071,000 Warrants (not currently exercisable) owned by Special Situations Cayman Fund, L.P., 1,429,000 shares of Common Stock and 1,429,000 Warrants (not currently exercisable) owned by Special Situations Private Equity Fund, L.P. and 1,071,000 shares of Common Stock and 1,071,000 Warrants owned by Special Situations Life Sciences Fund, L.P. The Warrants described above may be exercised to the extent that the total number of shares of Common Stock then beneficially owned does not exceed 4.99% of the outstanding shares. The warrant holder may request an increase of up to 9.99% of the outstanding shares, effective on the 61st day after notice is given to the Company. Messrs. Marxe and Greenhouse are the controlling principals of AWM Investment Company, Inc. (“AWM”), the general partner of and Investment Adviser to Special Situations Cayman Fund, L.P. (“Cayman”). Messrs. Marxe and Greenhouse are members of MG Advisers L.L.C. (“MG”), the general partner of Special Situations Private Equity Fund, L.P. (“SSPE”) and Messrs. Marxe and Greenhouse are also members of LS Advisers L.L.C., the general partner of Special Situations Life Sciences Fund, L.P. (“SSLS”). AWM serves as the Investment Adviser to SSPE and SSLS. (Cayman, SSPE and SSLS will hereafter be referred to as, the “Funds”). The business address of each of Mr. Marxe, Mr. Greene, AEM and the Funds is 527 Madison Avenue, Suite 2600, New York, N.Y. 10022.
(4)	The business address of Microcapital is 167 Old Post Road, Southport, CT 06890.
(5)	Includes (i) 50,000 shares held by Mr. Roy T. Oliver and (ii) 1,707,249 shares held by Oliver Company Holdings, LLC and 431,035 shares held by Valiant Investments, LLC. Mr. Oliver has voting and investment power over the shares held by Oliver Company Holdings, LLC and Valiant Investments, LLC, and therefore may be deemed to beneficially own such shares. The business address of Oliver Company Holdings, LLC and Roy T. Oliver is 101 N. Robinson, Ste. 900, Oklahoma City, Oklahoma 73102.
(6)	Based solely on a Schedule 13D/A filed September 6, 2011. Represents (i) 252,584 shares and warrants to purchase 131,459 shares held by MTV Investments, Limited Partnership (“MTV”), (ii) 582,754 shares and warrants to purchase 299,577 shares held by Black Oak II, LLC (“LLC”) and (iii) 2,500 shares held by David Story. P. Mark Moore is the President of MTV Associates, Inc., the General Partner of MTV, and trustee of the R.W.M. Dynasty Trust I, the sole member of Black Oak Holdings, LLC (“Holdings”). Holdings is the sole member of Black Oak Capital, LLC, the sole member of LLC. Mr. Moore possesses voting and investment power over the securities held by MTV and LLC and may be deemed the beneficial owner of such securities. Mr. Story possesses voting and investment power over the securities held by LLC and may be deemed the beneficial owner of such securities. The business address of each of Mr. Moore, Mr. story, LLC and MTV is 101 N. Robinson, Ste. 800, Oklahoma City, Oklahoma 73102.
(7)	TLW Securities LLC is controlled by Tom Ward and each is deemed the beneficial owner of the shares of common stock. The business address of TLW Securities LLC and Tom Ward is PO Box 54525, Oklahoma City, Oklahoma 73154.
(8)	Mr. Zeidner is the former Chief Operating Officer of the Company. The address of Mr. Zeidner is 5400 Union Terrace Lane, North Plymouth, Minnesota 55442.
(9)	Represents (i) shares held in the name of Mr. Carriero’s spouse and (ii) warrants to purchase 72,000 shares. Mr. Carriero is the former Chief Financial Officer of the Company. The address of Mr. Carriero is 595 South Federal Highway, Suite 500, Boca Raton, FL 33432.

SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

We must receive any proposal by a shareholder of Graymark intended to be presented at the 2013 Annual Meeting of Shareholders at our principal executive office no later than December 19, 2012 in accordance with Rule 14a-8 under the Exchange Act for inclusion in Graymark’s proxy statement and form of proxy relating to that meeting.

If a stockholder who wishes to present a proposal at the 2013 Annual Meeting of Shareholders (which is not otherwise submitted for inclusion in the proxy statement in accordance with the preceding paragraph) fails to notify the Company by March 4, 2013 and such proposal is brought before the 2013 Annual Meeting of Shareholders, then under applicable SEC rules, the proxies solicited by management with respect to the 2013 Annual Meeting of Shareholders will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with applicable SEC rules.

Any proposal intended to be presented at the 2013 Annual Meeting of Shareholders must also comply with the other requirements of applicable SEC rules. In order to curtail any controversy as to the date on which a proposal was received by Graymark, it is suggested that proponents submit their proposal by certified mail, return receipt requested, or other means, including electronic means, that permit them to prove date of delivery.

EXPENSES AND SOLICITATION

We will bear the expenses of this proxy solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying proxy. These expenses include the charges and expenses of banks, brokerage firms, and other custodians, nominees or fiduciaries for forwarding solicitation material regarding the Special Meeting to beneficial owners of our common stock. Our directors or employees may solicit proxies by mail, telephone, and personal interview or by other means without additional compensation, other than reimbursement for their related out-of-pocket expenses. We may, if appropriate, retain an independent proxy solicitation firm to assist us in soliciting proxies. If we do retain a proxy solicitation firm, we would pay such firm’s customary fees and expenses, and such fees would be expected to be approximately $7,500, plus expenses.

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this Proxy Statement and Notice of Special Meeting to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. Each shareholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if shareholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the shareholders should follow the instructions described below. Similarly, if an address is shared with another shareholder and together both of the shareholders would like to receive only a single set of our disclosure documents, the shareholders should follow these instructions:

•

If the shares are registered in the name of the shareholder, the shareholder should contact us at our offices at 204 N. Robinson, Suite 400, Oklahoma City, Oklahoma 73102, to inform us of their request; or

•	If a bank, broker or other nominee holds the shares, the shareholder should contact the bank, broker or other nominee directly.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly reports and other reports and information with the Securities and Exchange Commission. These reports and other information can be inspected and copied at, and copies of these materials can be obtained at prescribed rates from, the Public Reference Section of the Securities and Exchange Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004. We distribute to our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the Securities and Exchange Commission’s site on the Internet, located at http://www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the Securities and Exchange Commission, as well as copies of this Proxy Statement and accompanying proxy.

Any requests for copies of this Proxy Statement, form of proxy, information, reports or other filings with the Securities and Exchange Commission should be directed to Graymark Healthcare, Inc. at 204 N. Robinson, Suite 400, Oklahoma City, Oklahoma 73102, telephone: (405) 601-5300, or by e-mail to mkidd@grmh.com.

Your cooperation in giving these matters your immediate attention and in returning your proxy promptly will be appreciated.

BY ORDER OF THE BOARD OF DIRECTORS

Mark R. Kidd

Secretary

October 9, 2012

Annex A

Third Amendment

to

Restated Certificate of Incorporation

of

Graymark Healthcare, Inc.

Graymark Healthcare, Inc., a corporation organized and existing under and by virtue of the Oklahoma General Corporation Act (the “Corporation”), hereby certifies that:

FIRST: The name of the Corporation is Graymark Healthcare, Inc.

SECOND: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Oklahoma is August 18, 2003 under the name “GrayMark Productions, Inc.;” the First Amendment to the Certificate of Incorporation was filed on December 31, 2007; the Restated Certificate of Incorporation of the Corporation was filed on May 23, 2008, and the Amendment to Restated Certificate of Incorporation was filed with the Secretary of State of the State of Oklahoma on June 1, 2011.

Third: This Third Amendment to Restated Certificate of Incorporation was set forth in resolutions duly adopted by the Corporation’s Board of Directors, which declared the adoption of the Amendment to be advisable and submitted it to the shareholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 1077 of the Oklahoma General Corporation Act.

FOURTH: This Third Amendment to Restated Certificate of Incorporation of the Corporation shall become effective at [            ] Central Standard Time on the [    ] day of [            ], 2012 (the “Effective Time”).1

FIFTH: At the Effective Time, the Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article FOURTH thereof in its entirety and substituting the following in lieu thereof:

“FOURTH: The total number of shares of Common Stock which this Corporation shall have authority to issue is Five Hundred Million (500,000,000) shares. The par value of each such share of Common Stock shall be One-Hundredth of One Cent ($0.0001), amounting in the aggregate to Fifty Thousand Dollars ($50,000). The shares of Common Stock shall have no preemptive or preferential rights of subscription concerning further issuance or authorization of the Corporation’s shares of Common Stock. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter upon which holders of Common Stock are entitled to vote.

At the Effective Time, every [    ]2 shares of the Corporation’s common stock, par value $0.0001 per share (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and combined into one validly issued, fully paid and non-assessable share common stock, par value $0.0001 per share, of the Corporation (the “New Common Stock”).

[1]	The Effective Time to be later determined by the Board of Directors.
[2]	The appropriate split number to be later determined by the Board of Directors at a ratio within the range of 1-for-2 and 1-for-10.

A-1

No certificates representing fractional shares shall be issued in connection with such reclassification, and instead shareholders who otherwise would be entitled to receive a fractional share of Common Stock shall be entitled to receive from the Corporation’s transfer agent, in lieu of any fractional share, the number of shares rounded up to the next whole number. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified and combined, provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.”

SIXTH: In all other respects this Restated Certificate of Incorporation of the Corporation remains as set forth in the Restated Certificate of Incorporation of this Corporation.

IN WITNESS WHEREOF, Graymark Healthcare, Inc. has caused this Third Amendment to be signed by its Chief Executive Officer and attested by its Secretary this [    ] day of [            ], 2012.

GRAYMARK HEALTHCARE, INC.

By:
Stanton Nelson, Chief Executive Officer

ATTEST:

Mark R. Kidd, Secretary

A-2

IMPORTANT SPECIAL MEETING INFORMATION 000004ENDORSEMENT_LINE______________SACKPACK_____________MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 MMMMMMMMMMMMMMM C123456789000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 extElectronicVotingInstructionsAvailable 24 hours a day, 7 days a week!Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on November 5, 2012. Vote by Internet Go to www.investorvote.com/GRMH Or scan the QR code with your smartphone Follow the steps outlined on the secure websiteVote y telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded messageUsing a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Special Meeting Proxy Card 1234 5678 9012 345 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.For Against Abstain For Against Abstain1. To approve an amendment to Graymark Healthcare, Inc.’s 2. To consider and act upon such other business that may Restated Certificate of Incorporation to effect a reverse stock properly come before the Special Meeting or any split of its common stock at a ratio, to be determined by the adjournment or postponement thereof.Board of Directors, in the range of 1-for-2 to 1-for-10 shares. B Non-Voting Items Change of Address — Please print new address below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BelowPlease sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDMMMMMMM02A V1453231 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +01IY2B

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders to be Held on November 5, 2012. The Proxy Statement is available at: www.edocumentview.com/GRMH qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qProxy — GRAYMARK HEALTHCARE, INC.204 N. Robinson, Suite 400 Oklahoma City, Oklahoma 73102THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GRAYMARK HEALTHCARE, INC.The undersigned hereby acknowledges receipt of the official Notice of Special Meeting, dated October 9, 2012, and hereby appoints each of Stanton Nelson and Mark R. Kidd as Proxy, with the power to appoint his substitute, and hereby appoints and authorizes him to represent and vote as designated herein, all the shares of Common Stock, $0.0001 par value, of Graymark Healthcare, Inc. (the “Company”) held of record by the undersigned on October 4, 2012 at the special meeting of shareholders to be held at 9:30 a.m. on November 5, 2012, or any adjournment or postponement thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.PLEASE MARK, SIGN, AND DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.(CONTINUED ON REVERSE SIDE)